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EXHIBIT 99.1

REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS
OF THE MILLS CORPORATION

        We have audited the accompanying Statement of Certain Revenues and Certain Operating Expenses (as defined in Note 1) of Riverside Square (the "Property") for the year ended December 31, 2001. The Statement of Certain Revenues and Certain Operating Expenses is the responsibility of the management of The Mills Corporation (the "Company"). Our responsibility is to express an opinion on the Statement of Certain Revenues and Certain Operating Expenses based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Certain Revenues and Certain Operating Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Certain Revenues and Certain Operating Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Certain Revenues and Certain Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement of Certain Revenues and Certain Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form 8-K/A of the Company as described in Note 1, and is not intended to be a complete presentation of the Property's revenues and expenses.

        In our opinion, the Statement of Certain Revenues and Certain Operating Expenses referred to above presents fairly, in all material respects, the certain revenues and certain operating expenses described in Note 1 of Riverside Square for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

McLean, Virginia December 6, 2002	/s/ Ernst & Young LLP

RIVERSIDE SQUARE
STATEMENT OF CERTAIN REVENUES
AND CERTAIN OPERATING EXPENSES
(Amounts In Thousands)

	Nine Months Ended September 30, 2002 (Unaudited)	Year Ended December 31, 2001 (Audited)
CERTAIN REVENUES:
Minimum rent	$3,636	$5,003
Percentage rent	568	1,031
Recoveries from tenants	4,447	5,776
Other property revenues	316	311

Total certain revenues	8,967	12,121

CERTAIN OPERATING EXPENSES:
Recoverable from tenants
Salaries	832	1,001
Taxes	1,851	2,353
Maintenance	674	1,265
Utilities	886	1,181
Insurance	169	206
Advertising	80	232
Other operating	71	321

Total certain operating expenses	4,563	6,559

EXCESS OF CERTAIN REVENUES OVER CERTAIN OPERATING EXPENSES	$4,404	$5,562

See Accompanying Notes to these financial statements

RIVERSIDE SQUARE
NOTES TO STATEMENT OF CERTAIN REVENUES
AND CERTAIN OPERATING EXPENSES
(Amounts In Thousands)

1.    ORGANIZATION AND BASIS FOR PRESENTATION

        The accompanying statement of certain revenues and certain operating expenses is comprised of Riverside Square (the "Property") located in Hackensack, New Jersey. The Property was acquired effective December 13, 2002 by The Mills Corporation (the "Company") for an aggregate consideration of approximately $86,500, excluding closing costs of approximately $1.1 million, comprised of $21,500 in cash and $65,000 of debt.

        This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the year presented as certain revenues and certain operating expenses, which may not be directly attributable to the revenues and operating expenses expected to be incurred in future operations of the acquired Property, have been excluded. The statement of certain revenues and certain operating expenses for the Property is being presented for the most recent fiscal year and the nine-month period ended September 30, 2002. Revenues and expenses not directly attributable to the future operations of the Property have been excluded. Such items include management fee expense, depreciation, amortization, interest expense, and interest income.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

        The Property leases space to tenants, for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases. Percentage rent is recognized when a tenant's sales have reached certain levels as specified in the respective leases. Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred.

OTHER PROPERTY REVENUE

        Other property revenue generally consists of revenues from tenants with lease agreements of one year or less, revenue from rentals of temporary in-line space, kiosks and collection of accounts receivable previously written off.

INCOME TAXES

        Income taxes are not reflected in the statement of certain revenues and certain operating expenses as the Property is currently owned by a partnership and income of the partnership is included in the partners' respective tax returns.

USE OF ESTIMATES

        The preparation of the statement of certain revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the statement of certain revenues and certain operating expenses and accompanying notes. Actual results could differ from those estimates.

RIVERSIDE SQUARE
NOTES TO STATEMENT OF CERTAIN REVENUES
AND CERTAIN OPERATING EXPENSES
(Amounts In Thousands)

3.    LEASING ACTIVITIES

        The Property has noncancellable leases with tenants requiring monthly payments of specified minimum rent. A majority of the leases require reimbursement by the tenant of substantially all operating expenses of the Property. Future minimum rental commitments under the noncancellable operating leases at December 31, 2001 are as follows:

Year ending December 31,
2002	$5,008
2003	5,484
2004	5,296
2005	4,425
2006	4,113
Thereafter	24,480

$48,806

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  EXHIBIT 99.1
REPORT OF INDEPENDENT AUDITORS
RIVERSIDE SQUARE STATEMENT OF CERTAIN REVENUES AND CERTAIN OPERATING EXPENSES (Amounts In Thousands)
RIVERSIDE SQUARE NOTES TO STATEMENT OF CERTAIN REVENUES AND CERTAIN OPERATING EXPENSES (Amounts In Thousands)